EXHIBIT 99.1

BioCryst Appoints Babar Ghias Chief Financial Officer and Head of Corporate Development

RESEARCH TRIANGLE PARK, N.C., July 07, 2025 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced the appointment of Babar Ghias as chief financial officer (CFO) and head of corporate development.

Mr. Ghias joins BioCryst from AvenCell Therapeutics, a clinical-stage CAR-T company focused on hematologic malignancies, where he served as CFO since 2022.

“Babar brings extensive deal making and operational experience in addition to his previous roles as a CFO at rare disease companies. The addition of these skills and expertise to the leadership team are exactly what we need at this time as we look to deploy capital and accelerate our path to sustainable growth and increasing value that continues well into the next decade,” said Jon Stonehouse, chief executive officer of BioCryst.

Previously, Mr. Ghias was executive vice president of investments and portfolio management at Paragon Biosciences, a global biotech development firm. He also served as chief financial and operating officer for several Paragon portfolio companies. At Paragon, he launched four biotechnology companies focused on rare diseases from early clinical to successful commercial launch.

From 2014 to 2017, he served as CFO and head of corporate development at Marathon Pharmaceuticals, a specialty rare disease company, where he prepared the company for a commercial launch and led the successful sale of the firm. Mr. Ghias has raised over $1 billion in capital for the companies he has been involved with.

Earlier in his career, for over a decade, he was an investment banker who served as a senior member of the mergers and acquisitions team at Credit Suisse, providing strategic advice to clients and boards of directors in the healthcare and life sciences industries and successfully closing over $80 billion in transactions.

“I am thrilled to join BioCryst at such a pivotal time in its growth journey. The strong commercial momentum from ORLADEYO alongside the advancing pipeline and the opportunity to deploy capital behind new growth initiatives present an enormous opportunity for building long term value. I look forward to partnering with the leadership team to drive operational excellence and financial discipline, and support our ambitious growth plans,” Ghias said.

Mr. Ghias earned his M.B.A. with honors from Washington University in St. Louis and holds a B.S. in economics from Lahore University of Management Sciences in Pakistan.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals is a global biotechnology company with a deep commitment to improving the lives of people living with hereditary angioedema and other rare diseases. BioCryst leverages its expertise in structure-guided drug design to develop first-in-class or best-in-class oral small-molecule and protein therapeutics to target difficult-to-treat diseases. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of small-molecule and protein therapies. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding future results, performance, achievements, plans and expectations regarding BioCryst’s growth, capital deployment, and pipeline. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully implement or maintain its commercialization plans for ORLADEYO; BioCryst’s ability to successfully progress its pipeline development plans; the commercial viability of ORLADEYO, including its ability to achieve sustained market acceptance and demand; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully commercialize its products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; timing for achieving and sustainability of profitability and positive cash flow may not meet management’s expectations; statements regarding financial goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational, capital deployment and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com